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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MARCH 13, 1998

                              POLLO TROPICAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     FLORIDA
                 ----------------------------------------------
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

        0-22422                                         65-0100964
------------------------                     ---------------------------------
(COMMISSION FILE NUMBER)                     (IRS EMPLOYER IDENTIFICATION NO.)

                              POLLO TROPICAL, INC.
                            7300 NORTH KENDALL DRIVE
                                    8TH FLOOR
                                  MIAMI, FLORIDA                      33156
                      ---------------------------------------------------------
                      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)       (ZIP CODE)



        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (305) 670-7696


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ITEM 5.  OTHER EVENTS

         On March 13, 1998, Pollo Tropical, Inc. (the "Company") issued a press release reporting that the Company had received a proposal from Larry
         J. Harris, the co-founder and Chief Executive Officer of the Company, for the merger of the Company pursuant to which the public shareholders of the Company would receive $10.00 per share in cash. A copy of the press release is attached to this report as Exhibit 99.02.

         On March 19, 1998 the Company issued a press release reporting that a lawsuit had been instituted by purported shareholders of the Company alleging a breach of fiduciary duties and seeking damages and other relief in response to the Company's announcement that it had received a proposal from Larry J. Harris, the co-founder and Chief Executive Officer of the Company, for the merger of the Company, pursuant to which the public shareholders of the Company would receive $10.00 per share in cash. A copy of the press release is attached to this report as Exhibit 99.03.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

   (a)   Financial Statements of business acquired:

         Not applicable

   (b)   Pro Forma Financial Information

         Not applicable

   (c)   Exhibits

         99.01 Proposal dated March 13, 1998 on behalf of Larry J. Harris, Molly Harris and W. Carl Drew, to the Board of Directors of the Company.

         99.02 Press release of the Company dated March 13, 1998

         99.03 Press release of the Company dated March 19, 1998



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  POLLO TROPICAL, INC.

Date:  March 20, 1998                             By: /s/ LARRY J. HARRIS
                                                      -------------------------
                                                      Larry J. Harris


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                                  EXHIBIT INDEX

EXHIBIT NUMBER         DESCRIPTION
--------------         --------------------------------------------------------
    99.01              Proposal dated March 13, 1998 on behalf of Larry J.
                       Harris, Molly Harris and W. Carl Drew to the Board of
                       Directors of the Company.

    99.02              Press Release of the Company dated March 13, 1998.

    99.03              Press Release of the Company dated March 19, 1998.